================================================================================

                                 SCHEDULE 14A
                                (Rule 14a-101)

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

                           SCHEDULE 14A INFORMATION

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Essex Property Trust, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                        Essex Property Trust, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          ESSEX PROPERTY TRUST, INC.
                             925 East Meadow Drive
                          Palo Alto, California 94303

                                                                 March 23, 2000

Dear Stockholder:

   You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Essex Property Trust, Inc., a Maryland corporation (the "Company"), to be held at The Stanford Park Hotel, 100 El Camino Real, Menlo Park, California, on April 25, 2000, at 10:00 a.m., local time.

   The attached Notice of Annual Meeting and Proxy Statement describe the matters expected to be acted upon at the meeting. We urge you to review these materials carefully.

   Please use this opportunity to take part in the Company's affairs by voting on the business to be presented at the meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy card as promptly as possible. If you attend the meeting, you may vote in person, even if you have previously mailed your proxy card.

   We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ KEITH R. GUERICKE
                                          Keith R. Guericke
                                          Vice Chairman of the Board,
                                          Chief Executive Officer and
                                           President

                          ESSEX PROPERTY TRUST, INC.

                   Notice of Annual Meeting of Stockholders
                           To Be Held April 25, 2000

   The 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Essex Property Trust, Inc., a Maryland corporation (the "Company"), will be held at The Stanford Park Hotel, 100 El Camino Real, Menlo Park, California, on April 25, 2000, at 10:00 a.m., local time, to consider and vote upon the following proposals:

   1. Election of the following three Class III directors of the Company to serve until the 2003 Annual Meeting of Stockholders and until their successors are elected and qualified: George M. Marcus, Gary P. Martin and William A. Millichap;

   2. To ratify and approve the amendment to the Company's 1994 Stock Incentive Plan, as amended, to increase the number of shares reserved for issuance thereunder from 875,400 to 1,375,400 shares;

   3. Ratification of the appointment of KPMG Peat Marwick LLP as the independent public auditors for the Company for the year ending December 31, 2000; and

   4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

   With respect to item 2 above, the Board of Directors wishes to note to the stockholders that it has amended the Company's 1994 Stock Incentive Plan, as amended, to delete certain repricing provisions pertaining to options and other awards under it.

   The foregoing items of business, including the nominees for directors, are more fully described in the proxy statement which is attached and made a part of this Notice.

   The Board of Directors has fixed the close of business on March 3, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

   Whether or not you expect to attend the Annual Meeting in person, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

                                          By Order of the Board of Directors,

                                          /s/ KEITH R. GUERICKE
                                          Keith R. Guericke
                                          Vice Chairman of the Board,
                                          Chief Executive Officer and
                                           President

Palo Alto, California
March 23, 2000

                              Mailed To Stockholders On Or About March 23, 2000

                          ESSEX PROPERTY TRUST, INC.
                              925 E. Meadow Drive
                          Palo Alto, California 94303

                                PROXY STATEMENT

   This Proxy Statement is furnished to the holders (the "Common Stockholders" or the "Stockholders") of the outstanding shares of Common Stock $0.0001 par value (the "Common Stock") of Essex Property Trust, Inc., a Maryland corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies in the accompanying form for use in voting at the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on April 25, 2000 at 10:00 a.m., local time, at The Stanford Park Hotel, 100 El Camino Real, Menlo Park, California, and any adjournment or postponement thereof.

Form of Proxy Card

   This Proxy Statement is accompanied by a form of Proxy Card for use by Stockholders.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Mr. Jordan E. Ritter) a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

   The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to the Stockholders.

   The Company may use the services of Corporate Investor Communications, Inc. to assist in soliciting proxies and, in such event, the Company expects to pay approximately $5,000 for such services. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

   The presence at the Annual Meeting, either in person or by proxy, of Stockholders holding a majority of the shares of Common Stock outstanding on the Record Date (as defined below) will constitute a quorum for the purposes of approving Proposals 1, 2 and 3 at the Annual Meeting. The close of business on March 3, 2000 has been fixed as the record date (the "Record Date") for determining the Stockholders entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on Proposals 1, 2 and 3. As of the Record Date, there were 18,325,576 shares of Common Stock outstanding.

   Shares of Common Stock represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote is required to elect directors.

Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the most votes. Approval of Proposals 2 and 3 require the affirmative vote of a majority of shares of Common Stock who are present or represented by proxy and entitled to vote at the Annual Meeting. For purposes of the vote on Proposals 2 and 3 abstentions will have the same effect as a vote against such Proposal and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on such Proposal.

   Stockholder votes will be tabulated by the persons appointed by the Board to act as inspectors of election for the Annual Meeting. The New York Stock Exchange permits member organizations to give proxies, whether or not instructions have been received from beneficial owners, to vote as to the election of directors and also on matters of the type contained in Proposals 2 and 3. The shares of Common Stock represented by properly executed Common Stock proxy cards will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of Proposals 1, 2 and 3. The Company does not presently know of any other business which may come before the Annual Meeting.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

   The following table sets forth the beneficial ownership of shares of Common Stock as of the Record Date for (i) each person known by the Company to hold more than 5% of the outstanding shares of Common Stock, (ii) each director and each of the executive officers named in the Summary Compensation Table below, and (iii) all directors and such executive officers as a group.

   Beneficial ownership in the following table is determined in accordance with the rules of the Securities and Exchange Commission ("SEC"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table below has sole voting and investment power with respect to the shares set forth opposite such person's name.

                                                                Percentage of
                                                                  Shares of
                                                                Common Stock
                                   Amount and                    Outstanding
                                    Nature of    Percentage of  and Operating
 Name and Business Address of      Beneficial     Common Stock   Partnership
 Beneficial Owner                Ownership(1)(2) Outstanding(3) Interests(4)
 ----------------------------    --------------- -------------- -------------
George M. Marcus(5)(6)..........    1,981,655          9.9%          9.6%
 Chairman of the Board of
  Directors
William A. Millichap(5)(7)......      792,284          4.2           3.8
 Director
Keith R. Guericke(5)(8).........      186,371          1.0             *
 Vice Chairman of the Board,
 Chief Executive Officer and
  President
Michael J. Schall(5)(9).........      111,692            *             *
 Director, Senior Executive Vice
  President
 and Chief Financial Officer
John D. Eudy(5)(10).............       36,100            *             *
 Executive Vice President--
  Development
Robert C. Talbott(5)(11)........           --            *             *
 Senior Vice President
Craig K. Zimmerman(5)(12).......       76,926            *             *
 Executive Vice President--
  Acquisitions
David W. Brady(5)(13)...........       12,500            *             *
 Director
Anthony Downs(5)(14)............       12,500            *             *
 Director
Robert E. Larson(5)(15).........       10,000            *             *
 Director
Gary P. Martin(5)(16)...........       12,500            *             *
 Director
Issie N. Rabinovitch(5)(17).....       12,500            *             *
 Director
Thomas E. Randlett(5)(18).......       27,177            *             *
 Director
Willard H. Smith, Jr. (5)(19)...       11,167            *             *
 Director
All directors and executive
 officers
 as a group (14 persons)(20)....    2,604,674         12.7          12.5
Morgan Stanley, Dean Witter
 Discover & Co. (21)............    2,118,251         11.6          10.4
Cohen & Steers(22)..............    1,860,600         10.1           9.1
LaSalle Investment
 Management(Securities), L.P.
 (23)...........................      934,490          5.1           4.6

--------
  *  Less than 1%.

 (1) Mr. Marcus, certain officers and directors of the Company and certain other entities and investors own limited partnership interests in Essex Portfolio, L.P., a California limited partnership (the "Operating Partnership"), which presently aggregate to an approximately 10.3% limited partnership interest. The Company presently has an approximately 89.7% general partnership interest in the Operating Partnership. The limited partners of the Operating Partnership share with the Company, as general partner, in the net income or loss and any distributions of the Operating Partnership. Pursuant to the partnership agreement of the Operating Partnership, limited partnership interests can be exchanged into shares of Common Stock.

 (2) Through the Company's Director and Executive Stock Purchase Program, certain directors and executive officers participate indirectly in an investment in the Company's Common Stock. See "Certain Relationships and Related Transactions--Director and Executive Stock Purchase Program." The participation of each director and executive officer in this program is detailed in the footnotes below.

 (3) With respect to shares of Common Stock, assumes exchange of the limited partnership interests in the Operating Partnership held by such person, if any, into shares of Common Stock. The total number of shares outstanding used in calculating this percentage assumes that none of the limited partnership interests or vested options held by other persons are exchanged or converted into shares of Common Stock and is based on 18,325,576 shares of Common Stock outstanding as of the Record Date. There are 184,687 outstanding shares of the Company's 8.75% Convertible Preferred Stock, Series 1996A (the "Preferred Stock"), which are convertible at the option of the holder into Common Stock. Assumes that none of the Preferred Stock held by other persons is converted into shares of Common Stock.

 (4) Assumes exchange of all outstanding limited partnership interests in the Operating Partnership. Assumes that none of the Preferred Stock held by other persons are converted into shares of Common Stock.

 (5) The business address of such person is 925 East Meadow Drive, Palo Alto, California 94304.

 (6) Includes 1,169,435 shares of Common Stock that may be issued upon the exchange of all of Mr. Marcus' limited partnership interests in the Operating Partnership and in certain other partnerships and 301,494 and 15,941 shares of Common Stock that may be issued upon the exchange of all the limited partnership interests in the Operating Partnership held by The Marcus & Millichap Company ("M&M") and Essex Portfolio Management Company ("EPMC"), respectively. Also includes 155,000 shares of Common Stock held by M&M, 220,000 shares of Common Stock subject to an option granted to M&M and exercisable within 60 days of the Record Date, 16,852 shares of Common Stock held in The Marcus & Millichap Company 401(k) Plan (the "M&M 401(k) Plan") 8,333 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date and 8,000 shares of Common Stock held by Mr. Marcus' children. Mr. Marcus is a principal stockholder of each of M&M and EPMC and may be deemed to own beneficially, and to share the voting and dispositive power of, 692,435 shares of Common Stock (including shares issuable upon exchange of limited partnership interests and options). Mr. Marcus disclaims beneficial ownership of (i) all shares, options and limited partnership interests held by M&M, and (ii) 6,376 shares of the 15,941 shares of Common Stock that may be issued upon conversion of limited partnership interests held by EPMC. Excludes 111,738 shares representing Mr. Marcus' pro rata participation in the Director and Executive Stock Purchase Program. See footnote 2 above.

 (7) Includes 73,100 shares of Common Stock that may be issued upon the exchange of all of Mr. Millichap's limited partnership interests in the Operating Partnership and 301,494 and 15,941 shares of Common Stock that may be issued upon the exchange of all of the limited partnership interests in the Operating Partnership held by M&M and EPMC, respectively. Also includes 155,000 shares of Common Stock held by M&M, 220,000 shares of Common Stock subject to an option granted to M&M and exercisable within 60 days of the Record Date, 7,500 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date and 11,849 shares of Common Stock held in the M&M 401(k) Plan. Mr. Millichap is a principal stockholder of M&M and EPMC and may be deemed to own beneficially, and to share the voting and dispositive power of, 692,435 shares of Common Stock (including shares issuable upon conversion of limited partnership interests and options). Mr. Millichap disclaims beneficial ownership of (i) all shares, options and limited partnership interests held by M&M and (ii) 9,565 shares of the 15,941 shares of Common Stock that may be issued upon conversion of limited partnership interests held by EPMC.

 (8) Includes 82,562 shares of Common Stock that may be issued upon the exchange of all of Mr. Guericke's limited partnership interests in the Operating Partnership. Also includes 67,000 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date, 4,298 shares of Common Stock held in the Essex Property Trust, Inc. 401(k) Plan (the "Essex 401(k) Plan") and 24,171 shares of Common Stock issuable upon satisfying certain vesting requirements of the Company's Phantom Stock Plan. Excludes 15,066 shares representing Mr. Guericke's pro rata participation in the Director and Executive Stock Purchase Program. See footnote 2 above.

 (9) Includes 35,354 shares of Common Stock that may be issued upon the exchange of all of Mr. Schall's limited partnership interests in the Operating Partnership. Also includes 48,000 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date, 2,994 shares of Common Stock held in the Essex 401(k) Plan, and 18,415 shares of Common Stock issuable upon satisfying certain vesting requirements of the Company's Phantom Stock Plan. Further includes 729 shares of Common Stock held by Mr. Schall's three minor children. Excludes 10,044 shares representing Mr. Schall's pro rata participation in the Director and Executive Stock Purchase Program. See footnote 2 above.

(10) Includes 7,580 shares of Common Stock that may be issued upon the exchange of all of Mr. Eudy's limited partnership interests in the Operating Partnership. Also includes 21,400 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date and 6,269 shares of Common Stock held in the Essex Property Trust, Inc. 401(k) Plan (the "Essex 401(k) Plan"). Excludes 12,243 shares representing Mr. Eudy's pro rata participation in the Director and Executive Stock Purchase Program. See footnote 2 above.

(11) Does not reflect 2,040 shares representing Mr. Talbott's pro rata participation in the Director and Executive Stock Purchase Program. See footnote 2 above.

(12) Includes 25,425 shares of Common Stock that may be issued upon the exchange of all of Mr. Zimmerman's limited partnership interests in the Operating Partnership and certain other partnerships. Also includes 34,400 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date, 5,701 shares of Common Stock held in the Essex 401(k) Plan. Excludes 8,162 shares representing Mr. Zimmerman's pro rata participation in the Director and Executive Stock Purchase Program. See footnote 2 above.

(13) Includes 10,300 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date. Excludes 2,511 shares representing Dr. Brady's pro rata participation in the Director and Executive Stock Purchase Program. See footnote 2 above.

(14) Includes 11,500 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.

(15) Includes 5,000 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date. Excludes 5,022 shares representing Dr. Larson's pro rata participation in the Director and Executive Stock Purchase Program. See footnote 2 above.

(16) Includes 8,834 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date.

(17) Includes 11,500 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date. Excludes 25,110 shares representing Mr. Rabinovitch's pro rata participation in the Director and Executive Stock Purchase Program. See footnote 2 above.

(18) Includes 11,500 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date. Excludes 10,044 shares representing Mr. Randlett's pro rata participation in the Director and Executive Stock Purchase Program. See footnote 2 above.

(19) Includes 10,167 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date. Mr. Smith is a director of certain funds of Cohen & Steers Capital Management (see

    "Proposal No. 1 Election of Directors--Directors and Executive Officers-- Willard H. Smith, Jr.") and he disclaims beneficial ownership of the shares of Common Stock of the Company held by Cohen & Steers Capital Management.

(20) Includes 1,654,336 shares of Common Stock that may be issued upon the exchange of all of the executive officers' and directors' limited partnership interests in the Operating Partnership and 320,834 shares of Common Stock subject to options that are exercisable within 60 days of the Record Date. Excludes 201,980 shares representing the aggregate of the executive officers' and directors' pro rata participations in the Director and Executive Stock Purchase Program.

(21) As reported on Schedule 13G filed with the SEC on February 7, 2000. Morgan Stanley Dean Witter Investment Management, Inc. is a wholly owned subsidiary of Morgan Stanley, Dean Witter & Co. Both entities are investment advisors registered under Section 203 of the Investment Advisors Act of 1940. Morgan Stanley, Dean Witter & Co. has the shared power to vote and direct the vote of 1,571,601 shares and shared dispositive power over 2,118,251 shares. Morgan Stanley Dean Witter Investment Management, Inc. has the shared power to vote and direct the vote of 1,567,100 shares and shared dispositive power over 2,113,750 shares. Addresses: Morgan Stanley, Dean Witter & Co., 1585 Broadway, New York, New York 10036. Morgan Stanley Dean Witter Investment Management, Inc., 1221 Avenue of the Americas, New York, New York.

(22) As reported on Schedule 13G filed with the SEC on February 10, 2000. Cohen & Steers Capital Management, Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, has the sole power to vote or direct the vote of 1,586,700 shares and sole dispositive power over 1,860,600 shares of Common Stock. Address: 757 Third Avenue, N.Y., N.Y. 10017.

(23) As reported on Schedule 13G filed with the SEC on February 10, 2000. LaSalle Investment Management (Securities), L.P., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, has the sole power to vote or direct the vote of 198,400 shares, shared power to vote and direct the vote of 707,390 shares, sole dispositive power over 189,100 shares and shared dispositive power over 745,390 shares. Address: 200 East Randolph Drive, Chicago, Illinois 60601.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   The Company's Charter divides the Company's directors into three classes. The members of each class of directors serve staggered three-year terms. The Board presently has the following eleven directors: Keith R. Guericke, Issie
N. Rabinovitch and Thomas E. Randlett who are classified as Class I directors; David W. Brady, Robert E. Larson, Michael J. Schall and Willard H. Smith who are classified as Class II directors; George M. Marcus, Gary P. Martin, William A. Millichap and Anthony Downs who are classified as Class III directors. The terms of each of the current Class I, Class II and Class III directors expire at the Annual Meetings of Stockholders to be held in 2001, 2002 and 2000, respectively, and until such directors' respective successors are elected and qualified or until any such directors' earlier resignation or removal. Anthony Downs will not be standing for reelection at the Annual Meeting and the Company appreciates Mr. Downs' contributions as a director during his term.

   At the Annual Meeting, the Stockholders will elect three directors: if elected, nominees George M. Marcus, Gary P. Martin and William A. Millichap will serve as Class III directors for three-year terms. The Class III directors will serve until the Annual Meeting of Stockholders to be held in 2003 and until such directors' respective successors are elected and qualified or until such directors' earlier resignation or removal. The Board believes that each such nominee will stand for election and will serve if elected as a director. However, in the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of the Company.

   The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting, assuming a quorum is present, is necessary for the election of a director. For purposes of the election of directors, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote.

   The holders of the Company's Preferred Stock have the right to elect, separately as a class, one director. During 1999, the holders of Preferred Stock sold substantially all of their shares of Preferred Stock. Gregory J. Hartman, who had been reelected by the holders of Preferred Stock as a director at the 1999 Annual Meeting of Stockholders, resigned from the Board effective January 1, 2000. The holders of the Preferred Stock have not elected a director to replace Mr. Hartman and presently are not exercising their right to elect a director.

   Certain information about each of such nominees is furnished below.

   George M. Marcus, Chairman of the Board of Directors, is the founder of, and has been the Chairman of, The Marcus & Millichap Company and Essex Property Corporation since 1971. The Marcus & Millichap Company is the parent company of a diversified group of real estate service, investment, finance and development firms including Marcus & Millichap Real Estate Investment Brokerage Company, Marcus & Millichap Capital Corporation, SummerHill Homes, Pacific Property Company and Hanover Financial Company. Mr. Marcus was one of the original founders and directors of Plaza Commerce Bank and Greater Bay Bancorp, both publicly held financial institutions. Mr. Marcus continues to serve on the board of Greater Bay Bancorp. Mr. Marcus serves on the boards of numerous real estate related organizations to include the National Multi Housing Council, the Apartment Industry Foundation, the Policy Advisory Board of the University of California at Berkeley's Center for Real Estate and Urban Economics, the Urban Land Institute, the National Realty Committee, the Bay Area Council and the California Housing Council. He graduated from San Francisco State University with a Bachelor of Science degree in Economics in 1965; he was honored as Alumnus of the Year in 1989. Mr. Marcus is also a graduate of the Harvard University Executive Management Program and the Georgetown University Leadership Program.

   Gary P. Martin, Director, is Vice President and Chief Financial Officer of Halo Data Devices, a supplier of data storage products for the disk drive market. He served from August 1995 to January 1998 as Vice President of Finance and Chief Financial Officer of 3Dfx Interactive, Inc. Prior to this position, from September 1993 to July 1995, he served as Vice President of Finance and the Chief Financial Officer for MiniStor Peripherals Corporation, a supplier of data storage products for the mobile computer market. From 1985 to 1993, he was Senior Vice President of Finance and Administration for Chips and Technologies, Inc., where he also developed joint business ventures within the Soviet Union. From 1983 to 1984, Mr. Martin was Vice President of Finance and Chief Financial Officer for Starstruck, Inc., a company involved in space development through private enterprise. In addition, Mr. Martin was one of the earliest employees at Apple Computer, Inc., where he held both corporate and European controller positions during the period from 1977 to 1983. Prior to working at Apple Computer, Inc., from 1971 to 1977, he worked for Aero Air Freight and National Semiconductor. Mr. Martin currently serves on the Board of Directors of the Emergency Housing Consortium. He received a Bachelor of Science degree in Accounting from San Jose State University in 1971.

   William A. Millichap, Director, has been President of The Marcus & Millichap Company since 1984. Mr. Millichap joined G.M. Marcus & Company in 1971 as one of its first sales associates and became a regional manager in 1974. In 1976, he became a principal, and the name of the company was subsequently changed to The Marcus & Millichap Company. Mr. Millichap is a licensed real estate broker, serves on the Board of Directors of the National Multi-Housing Council and is Chairman of its Political Action Committee, is a director of AllApartments, Inc. and LoopNet.com, and is active in the International Council of Shopping Centers. Mr. Millichap received a Bachelor of Science degree in Economics from the University of Maryland in 1965. Prior to becoming affiliated with Mr. Marcus in 1971, he served in the United States Navy.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                           THE STOCKHOLDERS VOTE FOR
                   THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                       DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth information as of the Record Date with respect to the directors and executive officers, including their ages.

                                                               First   Term
Name and Position                                         Age Elected Expires
-----------------                                         --- ------- -------
George M. Marcus.........................................  58  1994    2000
  Chairman of the Board
William A. Millichap.....................................  56  1994    2000
  Director
Keith R. Guericke........................................  51  1994    2001
  Vice Chairman of the Board, Chief Executive Officer and
   President
Michael J. Schall........................................  42  1994    2002
  Director, Senior Executive Vice President and Chief
   Financial Officer
John D. Eudy.............................................  45    --      --
  Executive Vice President -- Development
Robert C. Talbott........................................  39    --      --
  Senior Vice President
Craig K. Zimmerman.......................................  49    --      --
  Executive Vice President -- Acquisitions
David W. Brady...........................................  59  1994    2002
  Director
Anthony Downs............................................  69  1996    2000
  Director
Robert E. Larson.........................................  61  1994    2002
  Director
Gary P. Martin...........................................  52  1994    2000
  Director
Issie N. Rabinovitch.....................................  54  1994    2001
  Director
Thomas E. Randlett.......................................  57  1994    2001
  Director
Willard H. Smith, Jr.....................................  63  1996    2002
  Director

   Biographical information concerning the director nominees is set forth above under the caption "Proposal No. 1 Election of Directors." Biographical information concerning the remaining directors (other than Anthony Downs, whose term will not continue after the Annual Meeting) and the other executive officers is set forth below.

   Keith R. Guericke, Vice Chairman of the Board, is the Company's President and Chief Executive Officer and oversees the day-to-day operations and administration of the Company. Mr. Guericke joined the Company's predecessor, Essex Property Corporation, in 1977. Since that time, he has actively participated in the acquisition, development, management and disposition of multifamily, retail and office properties. Prior to joining Essex Property Corporation, Mr. Guericke was with Kenneth Leventhal & Company in San Francisco. He received his Bachelor of Science degree in Accounting from Southern Oregon College in 1971. Mr. Guericke is a member of the National Association of Real Estate Investment Trusts, the American Institute of Certified Public Accountants, the Urban Land Institute, and the National Multi-Housing Council.

   Michael J. Schall, Director, is the Senior Executive Vice President and Chief Financial Officer of the Company and is responsible for the overall management and control of the Company's financial matters, including leverage management, liquidity, capital alternatives, financial analysis and external reporting. He joined The Marcus & Millichap Company in 1986. He was also the Chief Financial Officer of the Company's predecessor, Essex Property Corporation, in which capacity he was reponsible for the financial management of multiple investment and development entities, and the development of a wide range of corporate borrowing relationships. From 1982 to 1986, Mr. Schall was the Director of Finance for Churchill International, a technology-oriented venture capital company. From 1979 to 1982, Mr. Schall was employed in the audit department of Ernst & Whinney (now Ernst and Young), where he specialized in the real estate and financial services industries. In 1979, Mr. Schall received his Bachelor of Science degree from the University of San Francisco. Mr. Schall is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

   David W. Brady, Director, serves in the following capacities at Stanford University, Palo Alto, California: Associate Dean for Academic Affairs and the Bowen H. and Janice Arthur McCoy Professor of Political Science and Ethics, at the Graduate School of Business; Professor of Political Science, School of Humanities and Sciences; and Senior Fellow, Hoover Institution. He was a John
M. Olin Faculty Fellow at Stanford University during 1988 and 1989. From 1982 to 1987, Professor Brady was Herbert S. Autry Professor at the Department of Political Science at Rice University in Houston, Texas. Professor Brady served as Acting Dean of the School of Social Sciences, Rice University from 1984 to 1985, Associate Chair of the Department of Political Science, Stanford University from 1988 to 1990, and Area Coordinator, Political Economy, Graduate School of Business, Stanford University in 1990. Professor Brady has written numerous books and was awarded in 1989 the Richard F. Fenno Award for Best Book of Legislative Studies. Professor Brady received his Bachelor of Science degree from Western Illinois University in 1963, and Master's and Doctorate degrees from the University of Iowa in 1967 and 1970, respectively.

   John D. Eudy, Executive Vice President--Development, joined the Company in 1985. Mr. Eudy played a key role in initiating the Company's development activities and has successfully guided the development of over 6,000 apartment homes. Prior to joining the Company, Mr. Eudy was a Vice President with Crocker National Bank in San Francisco in the Commercial Real Estate Industries Group specializing in construction loans to national real estate companies. From 1977 to 1980, Mr. Eudy was with Home Federal Savings in a similar capacity. He was a founder and is an active board member of Silvergate Bank based in San Diego. Mr. Eudy holds a Bachelor of Science degree in Finance from San Diego State University and is a graduate of the University of Southern California's Management Leadership School. He is also a member of the Urban Land Institute, National Association of Real Estate Investment Trusts and National Association of Home Builders.

   Robert E. Larson, Director, has been a General Partner of the Woodside Fund, a venture capital firm based in the Silicon Valley of Northern California, since 1983. Professor Larson currently serves as a director of Automated Power Exchange, Inc., Myelos Corporation, Orion Instruments, Inc., OsteoBiologics, Inc., Poseidon Technology, Inc., Skye Investment Advisors, Televideo Systems, Inc., and TriVida Corporation. He is also Chairman of the Board of Simpler Energy, Inc., Pharmalytics, Inc., Open Systems Control, Inc. and CAST Enterprises, Inc., a joint venture in the People's Republic of China. Prior to 1983, Professor Larson was founder, director and President of Systems Control, Inc. and was employed by IBM Corporation, Hughes Aircraft Company and SRI International. He was a Consulting Professor at Stanford University from 1973 to 1988 and President of the International Institute of Electrical and Electronic Engineers in 1982. Professor Larson received his Bachelor of Science Degree from M.I.T. in 1960, and his Master's and Doctorate degrees from Stanford University in 1961 and 1964, respectively.

   Issie N. Rabinovitch, Director, is a partner at Cheyenne Capital, a venture capital firm. Prior to joining Cheyenne Capital, Mr. Rabinovitch served from 1990 to 1994 as President and Chief Executive Officer of Micro Power Systems, Inc., a company engaged in the designing, manufacturing and marketing of multiple semiconductor products. From 1985 to 1990, Mr. Rabinovitch was President of Berkeley International Capital Corporation, a venture capital firm. From 1983 to 1985, Mr. Rabinovitch was President of Crowntek Software International, a software development and distribution company. Before joining Crowntek, he was employed by the Xerox Corporation in various management roles. Mr. Rabinovitch presently serves on the Board of Directors of Instashred Security Systems, Inc., Incode, Inovate, The Adderley Group, A.I.P. and Informlink. He received a

Bachelor of Science degree from McGill University in 1967 and a Master's of Business Administration degree from Harvard University in 1970.

   Thomas E. Randlett, Director, is a certified public accountant and has been a director at the Law & Economics Consulting Group, Inc. since 1992. Prior to becoming a director, Mr. Randlett was employed as an affiliated expert. The firm's professional specialties include the real estate and construction, financial institutions and transportation industries. Prior to joining the Law & Economics Consulting Group, Mr. Randlett was a managing partner and senior real estate specialist for Peat Marwick Main & Co. in Northern California, where he had been employed since 1966, and then a consultant at the New York branch of Midland Bank from 1989 to 1990. Mr. Randlett is a former member of the Policy Advisory Board, School of Real Estate and Urban Economics, University of California at Berkeley and a current member of the American Institute of Certified Public Accountants. He received a Bachelor of Arts degree from Princeton University in 1966.

   Robert C. Talbott, Senior Vice President--Operations, joined the Company in 1999 and is responsible for property and asset management activities. Prior to joining the Company, Mr. Talbott was the Vice President of Asset Management with BRE Properties, Inc., a real estate investment trust. In 1995, he served as the Partner and Chief Operating Officer of Trammell Crow Residential Services. From 1985 to 1989, he served as the General Manager of the Solano County Fair Association. He graduated with honors upon receiving a Masters in Business Administration degree from Saint Mary's College in Moraga, CA. In 1985, he received a Bachelor of Science in Agricultural Business Management from California Polytechnic State University in San Luis Obispo.

   Willard H. Smith, Jr., Director, was employed at Merrill Lynch & Co. from 1979 through 1995, and served as Managing Director since 1983 in their Equity Capital Markets Division. From 1992 through 1995, Mr. Smith's primary focus was the REIT industry. His duties as Managing Director at Merrill Lynch included evaluating companies' capital structure and equity requirements, placing offerings with Merrill Lynch's retail and institutional client base, and assessing the market's demand for potential equity security offerings. Mr. Smith is also a Board Member of the Cohen & Steers Realty Shares, the Cohen & Steers Institutional Realty Shares, Inc., the Cohen & Steers Realty Income Fund, the Cohen & Steers Special Equity Fund, Inc., the Cohen & Steers Total Return Realty Fund and the Cohen & Steers Equity Income Fund. He is also a Board member of Highwoods Properties, Inc. and Realty Income Corporation, which are both REITS, Willis Lease Finance Corporation and, recently, he joined the Board of Directors of Crest Net Lease, Inc. Prior to joining Merrill Lynch, Mr. Smith worked at F. Eberstadt & Co. from 1971 to 1979. A member of NAREIT, Mr. Smith received his Bachelor of Science degree in Business Administration, and Bachelor of Science degree in Industrial Engineering from the University of North Dakota in 1959 and 1960, respectively.

   Craig K. Zimmerman, Executive Vice President--Acquisitions, joined the Company in 1985 and is responsible for negotiating and effecting property acquisitions for the Company and the initial redevelopment and repositioning of such assets where appropriate. He joined the Company's predecessor, Essex Property Corporation, in 1984 and was responsible for the acquisition of various multifamily residential properties, suburban office properties and neighborhood shopping centers. Prior to joining the Company, Mr. Zimmerman was the Vice President of Acquisitions with Prometheus Development Company, a national real estate development firm, and a principal in Zimmerman Properties. From 1975 through 1978, Mr. Zimmerman worked as a real estate acquisitions specialist for American Equities Corporation. In 1974, he received a Bachelor of Arts degree in Rhetoric from the University of California at Berkeley.

Meetings and Committees of the Board of Directors

   During 1999, the Board held nine (9) meetings (in person, telephonically or by written consent). Except for Messrs. Brady and Rabinovitch, each other director elected by the Common Stockholders attended (whether in person, telephonically or by written consent) at least 75% of the total number of the meetings of the Board and meetings of the committee of the Board on which he served. The Board has five committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Stock Incentive Plan Committee and the Pricing Committee.

   The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to recommend nominations, the Board will consider recommendations from stockholders, which should be addressed to Jordan E. Ritter, the Company's General Counsel, at the Company's address set forth above.

   The Executive Committee presently consists of Messrs. Guericke, Marcus and Randlett. The Executive Committee has such authority as is delegated by the Board, including the authority to execute certain contracts and agreements with unaffiliated parties, except that the Executive Committee does not have the power to declare dividends or other distributions on stock, elect directors, issue stock other than in certain limited circumstances, recommend to the stockholders any action which requires stockholder approval, amend the Bylaws, or approve any merger or share exchange which does not require stockholder approval. The Executive Committee met (in person, telephonically or by written consent) five (5) times during 1999.

   The Audit Committee presently consists of Messrs. Brady, Martin and Randlett. The Audit Committee recommends the appointment of a firm of certified public accountants to audit the financial statements of the Company for the fiscal year for which they are appointed, reviews audit reports, takes such action as may be deemed appropriate with respect to such audit reports and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls. The Audit Committee met (in person, telephonically or by written consent) twice during 1999.

   The Compensation Committee presently consists of Messrs. Larson, Marcus and Rabinovitch. The Compensation Committee establishes and reviews annually the Company's general compensation policies applicable to the Company's executive officers, reviews and approves the level of compensation of the Chief Executive Officer and other executive officers of the Company, reviews and advises the Board concerning the performance of the Chief Executive Officer and other employees whose compensation is within the review jurisdiction of the Compensation Committee, reviews and advises the Board concerning regional and industry-wide compensation practices and trends, and recommends benefit plans from time to time. The Compensation Committee met (in person, telephonically or by written consent) once during 1999.

   The Stock Incentive Plan Committee presently consists of Messrs. Larson, Martin and Rabinovitch. The Stock Incentive Plan Committee administers the Essex Property Trust, Inc. 1994 Stock Incentive Plan, as amended (the "1994 Stock Incentive Plan"), and the Essex Property Trust, Inc. 1994 Employee Stock Purchase Plan, including the authority to issue stock and grant and to amend options thereunder, and to report to the Board regarding those plans from time to time, or whenever called upon to do so. The Stock Incentive Plan Committee met (in person, telephonically or by written consent) seven (7) times during 1999.

   The Pricing Committee presently consists of Messrs. Guericke and Schall. The Pricing Committee establishes the price at which the Company's securities will be offered to the public in public offerings of the Company's securities. The Pricing Committee did not meet during 1999.

Compensation Committee Interlocks and Insider Participation

   The Company's Compensation Committee and the Stock Incentive Plan Committee were formed in June 1994. No interlocking relationship existed in 1999 or presently exists between any member of the Company's Compensation Committee, Stock Incentive Plan Committee or Board of Directors on the one hand and another company's compensation committee, stock incentive plan committee or Board of Directors on the other hand. Certain transactions and relationships between the Company and certain of its officers and directors are set forth below in the section titled "Certain Relationships and Related Transactions."

Compensation of Directors

   Each independent director receives a meeting fee of $500 for each Board of Directors meeting attended. Such directors are also paid $500 for attending a committee meeting if such meeting is not held on the same day as a meeting of the Board of Directors. In 1999, the independent directors were Messrs. Brady, Downs, Larson, Martin, Rabinovitch, Randlett and Smith. In addition to the $500 meeting fee, Mr. Smith received a fee of $20,000 in 1999 for consulting services performed by Mr. Smith for the Company.

   Each independent director, upon joining the Board of Directors, receives an automatic grant of an option to purchase 4,000 shares of Common Stock at an exercise price equal to 100% of the fair market value of the Common Stock at the date of the grant of such option pursuant to the Company's 1994 Stock Incentive Plan. In the event of a change in control of the Company, the Board may unilaterally cancel a director option as of any date to the extent then unexercised after advance written notice to each affected director.

   In 1999, pursuant to the Company's 1994 Stock Incentive Plan, Mr. Marcus, Mr. Millichap and each independent director received a grant of an option to purchase 2,500 shares of Common Stock at an exercise price equal to 100% of the fair market value of the Common Stock at the date of the grant of such option.

Relationships Among Directors or Executive Officers

   There are no family relationships among any of the directors or executive officers of the Company.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation

   The following table sets forth certain information concerning compensation of the Company's Chief Executive Officer and the other executive officers of the Company (collectively, the "Named Executive Officers") for the years ended December 31, 1997, 1998 and 1999.

                          Summary Compensation Table

                                                    Long Term Compensation
                             Annual        --------------------------------------------
                          Compensation                      Awards
                         --------------    --------------------------------------------
                                                        Restricted       Securities
                                                          Stock       Underlying Stock
 Name and Position       Year Salary($)    Bonus($)    Awards($)(1)  Options/SARs(#)(2)
 -----------------       ---- ---------    --------    ------------  ------------------
Keith R. Guericke(3).... 1999 $250,000     $150,000      $150,000(4)           --
  Vice Chairman of the
   Board,                1998  250,000           --       200,000(5)           --
  Chief Executive
   Officer and President 1997  100,000      125,000       150,000(6)       55,000
Michael J. Schall(3).... 1999 $215,000     $112,500      $112,500(4)           --
  Director, Senior
   Executive Vice
   President             1998  215,000           --       150,000(5)           --
  and Chief Financial
   Officer               1997  100,000       90,000       125,000(6)       45,000
John D. Eudy(3)......... 1999 $100,000     $200,750            --              --
  Executive Vice
   President             1998  100,000      160,000(7)         --              --
                         1997  100,000      135,000            --          30,000
Robert C. Talbott (3)... 1999   58,333(8)    87,500(8)         --          30,000(9)
  Senior Vice President
Craig K. Zimmerman(3)... 1999 $100,000     $180,000            --              --
  Executive Vice
   President             1998  100,000      135,000            --              --
                         1997   90,000      118,750            --          30,000

--------
(1) Represents phantom stock units which, upon vesting in full, over a five-year period, can be exchanged into an equivalent number of Common Stock shares, or at the Company's option, cash. Prior to vesting, the holder receives cash payments equal in amount and payment date to dividends paid on Common Stock.

(2) In 1997, stock options to acquire shares of Common Stock at an exercise price of $34.25 per share were issued to Mr. Guericke and Mr. Schall.

(3) This officer also participates in the Director and Executive Stock Purchase Program. See "Certain Relationships and Related Transactions-- Director and Executive Stock Purchase Program" and "Voting Securities and Principal Holders."

(4) Represents the value of phantom stock units granted in 2000 to Mr. Guericke and Mr. Schall for the 1999 fiscal year. Each unit is deemed to be equivalent in value to one share of Common Stock. The total value of the units is determined by multiplying the closing price of the Company's Common Stock as of January 3, 2000, which was $33.313 per share, by the number of units granted, which, in the case of Mr. Guericke, was 4,503 units and, in the case of Mr. Schall, was 3,377 units.

(5) Represents the value of phantom stock units granted to Mr. Guericke and Mr. Schall for the 1998 fiscal year. Each unit is deemed to be equivalent in value to one share of Common Stock. The total value of the units is determined by multiplying the closing price of the Company's Common Stock as of February 12, 1999, which was $28.50 per share, by the number of units granted, which, in the case of Mr. Guericke, was 7,018 units and, in the case of Mr. Schall, was 5,263 units.

(6) Represents the value of phantom stock units granted in 1998 to Mr. Guericke and Mr. Schall for the 1997 fiscal year. Each unit is deemed to be equivalent in value to one share of Common Stock. The total value of the units is determined by multiplying the closing price of the Company's Common Stock as of December

   16, 1998, which was $30.06 per share, by the number of units granted, which, in the case of Mr. Guericke, was 4,990 units and, in the case of Mr. Schall, was 4,158 units.

(7)  Excludes $12,890 paid in lieu of vacation.

(8) Reflects salary and bonus paid from May 3, 1999, when Mr. Talbott joined the Company, through December 31, 1999.

(9)  See "Option Grants in Last Fiscal Year."

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table provides certain information with respect to a stock option granted to a Named Executive Officer in fiscal year 1999 under the Company's 1994 Stock Incentive Plan, as amended. The table also lists potential realizable values of such option on the basis of assumed annual compounded stock appreciation values of 5% and 10% over the life of the option.

                                                                         Potential Realizable
                                                                        Value At Assumed Annual
                                                                         Rates of Stock Price
                                                                           Appreciation for
                                    Individual Option Grant                 Option Term (3)
                         --------------------------------------------- -------------------------
                          Number of   % of Total
                          Securities    Options   Exercise
                          Underlying  Granted to  Price Per                5%           10%
                         Option Grant Employee in   Share   Expiration ----------- -------------
   Name and Position        (#)(1)    Fiscal Year ($/Sh)(2)    Date
   -----------------     ------------ ----------- --------- ----------
Robert C. Talbot........    30,000       18.6%     $31.938   05/26/09  $602,569.00 $1,527,028.00
 Senior Vice President

--------
(1) Twenty percent of such options become exercisable one year after grant and an additional 20% becomes exercisable each year thereafter.

(2) Exercise price is 100% of the closing price of the stock on the date of the option grant.

(3) The "potential realizable value" shown represents the potential gains based on annual compounded stock price appreciation of 5 percent and 10 percent from the date of grant through the full ten-year option term, net of exercise price, but before any taxes. The amounts represent certain assumed rates of appreciation only based on the SEC rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected on this table may not necessarily be achieved and do not reflect the Company's estimate of future stock price growth.

                          LONG-TERM INCENTIVE AWARDS

   In 2000, the Company granted Phantom Stock Units for the 1999 fiscal year to Keith Guericke, Vice Chairman of the Board, Chief Executive Officer and President, and Michael Schall, Director, Senior Executive Vice President and Chief Financial Officer.

                             Number of Shares, Units Performance or Other Period
    Name                      or Other Rights(#)(1)  Until Maturation or Payout
    ----                     ----------------------- ---------------------------
   Keith R. Guericke........          4,503                January 1, 2005
   Michael J. Schall........          3,377                January 1, 2005

--------
(1) Represents number of units granted under the Company's Phantom Stock Unit Agreements to Mr. Guericke and Mr. Schall. The units granted to Messrs. Guericke and Schall were based on the closing price for the Common Stock on the New York Stock Exchange on January 3, 2000, which was $33.313 per share.

   A "unit" or "share" of phantom stock does not represent or entitle the recipient to any equity securities of the Company, but instead involves the creation of an unfunded account for the recipient, the value of which is measured by reference to the value of the Common Stock. The Phantom Stock Units issued to Messrs. Guericke and Schall vest in installments in accordance with the vesting schedule set forth in the Phantom Stock Unit Agreements such that the Phantom Stock Units granted will be fully vested on January 1, 2005. On or shortly after January 1, 2005, the Company will issue to each of Messrs. Guericke and Schall the number of shares of Common Stock (and fractions thereof) equal to the number of Phantom Stock Units then represented under the Phantom Stock Unit Agreements, or at the Company's option, an equivalent amount in cash. In the event of a Change in Control (as defined in the Phantom Stock Unit Agreements), the executive will be paid immediately prior to the effective date of the Change in Control the shares of Common Stock (or equivalent amount of cash, at the Company's option) represented by the number of Phantom Stock Units then represented under the Phantom Stock Unit Agreements.

   The Company shall pay to each of Messrs. Guericke and Schall as of the payment date of each cash dividend with respect to the Common Stock an amount equal to the aggregate dividends payable with respect to the number of shares of Common Stock that are then respectively represented under the Phantom Stock Unit Agreements. If either Mr. Guericke or Mr. Schall terminates his employment relationship with the Company voluntarily prior to January 1, 2005, the executive will forfeit the Phantom Stock Units issued under the Phantom Stock Unit Agreements that are not vested at the time of termination. If the executive's termination is due to death, disability (as defined in the Phantom Stock Unit Agreements), a material and adverse change in the executive's position, duties, responsibilities or status, or other involuntary termination of employment, the executive (or his estate) shall be issued the shares of Common Stock or cash to be paid on January 1, 2005.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

   The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in fiscal year 1999, and unexercised options held as of December 31, 1999.

                          Number
                            of                     Number of Securities                Value of Unexercised
                          Shares     Value        Underlying Unexercised               In-the-Money Options
                         Acquired  Realized   Options At Fiscal Year-End (#)         at Fiscal Year-End ($)(2)
                           Upon      Upon     -----------------------------------    -------------------------
Name                     Exercise Exercise(1)  Exercisable        Unexercisable      Exercisable Unexercisable
----                     -------- ----------- ---------------    ----------------    ----------- -------------
Keith R. Guericke.......      --         --              77,000              33,000   $797,500           --
Michael J. Schall.......      --         --              58,000              27,000   $580,000           --
John D. Eudy............  19,200   $303,398              21,400              21,600   $165,500      $49,500
Robert C. Talbott.......      --         --                  --              30,000         --      $61,875
Craig K. Zimmerman......  11,700   $134,550              34,400              21,600   $326,000      $64,500

--------
(1) The value realized upon the exercise of stock options represents the positive spread between the exercise price of stock options and the fair market value on the exercise date.

(2) The value of "in-the-money" stock options represents the positive spread between the exercise price of options and $34.00, the price per share of the underlying shares of Common Stock, as reported on the New York Stock Exchange on December 31, 1999 (the last trading day of fiscal year 1999).

                             EMPLOYMENT CONTRACTS

   The Company and Robert C. Talbott are parties to an employment agreement, dated May 3, 1999. The employment agreement provides for an at-will employment relationship with the Company with a base salary payable to Mr. Talbott of $100,000 per year and, in addition, a guaranteed bonus of $50,000 per year payable in $12,500 installments per quarter at the end of each quarter. Pursuant to the terms of the employment agreement, Mr. Talbott is also eligible to participate in the Company's executive bonus program. For the period ended December 31, 1999, Mr. Talbott received $37,500 of the guaranteed $50,000 bonus and $50,000 under the executive bonus program. Pursuant to the employment agreement, upon commencing employment in May 1999, Mr. Talbott received stock options to purchase 30,000 shares of common stock at an exercise price of $31.938 per share.

   Under the employment agreement, in the event the Company were to merge with or be acquired by a certain real estate investment trust within 18 months of the inception of Mr. Talbott's employment with the Company, Mr. Talbott could receive up to 9,500 shares of the Company's restricted Common Stock. He would also be entitled to receive a severance payment equal to nine months of his base salary and guaranteed bonus if he were not hired by the acquiring company.

Compensation Committee Report on Executive Compensation

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

   The Company's Compensation Committee is responsible for developing, administering and monitoring the compensation policies applicable to the Company's executive officers. The Company's Stock Incentive Plan Committee (collectively, with the Compensation Committee, the "Committees") is responsible for the administration of the Company's 1994 Stock Incentive Plan, under which grants may be made to executive officers and other key employees.

   Executive Compensation Philosophy. The Committees believe that the primary goal of the Company's executive compensation program should be related to creating stockholder value. The Committee seeks to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. The executive compensation program is designed to attract and retain executive talent that contributes to the Company's long-term success, to reward the achievement of the Company's short-term and long-term strategic goals, to link executive officer compensation and stockholder interests through equity-based plans, and to recognize and reward individual contributions to Company performance. When setting executive officer compensation, the Committees intend to evaluate annually the performance of the Company and to compare the Company's performance and compensation structure with those of other REITs and real estate companies engaged in activities similar to those of the Company.

   Key factors considered by the Compensation Committee in 1999 included growth in funds from operations per share, progress in expanding the Company's development program and success in the Company's ability to identify growing markets consistent with its strategy, and the Company's success in acquiring properties in those markets.

   The Company's compensation program has three principal elements: base salary, performance incentive bonuses and long-term incentive awards.

   Base Salaries and Bonus. The base compensation for the Company's Named Executive Officers in 1999 was established through negotiations between the Company and each Named Executive Officer. The base salaries will be reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria determined primarily on the basis of growth in revenues and funds from operations per share of Common Stock, and on the basis of certain other factors, which include (i) individual performance, (ii) the functions performed by the executive officer, and (iii) changes in the compensation peer group in which the Company competes for executive talent. Although the Compensation Committee considers these factors in determining base salaries and adjustments thereto, the Compensation Committee anticipates that the analysis will be subjective rather than objective and the weight given such factors may vary from individual to individual.

   Long-Term Incentive Awards. The Stock Incentive Plan Committee grants awards under the 1994 Stock Incentive Plan based on a number of factors, including (i) the executive officer's or key employee's position in the Company, (ii) his or her performance and responsibilities, (iii) the extent to which he or she already holds an equity stake in the Company, (iv) equity participation levels of comparable executives and key employees at other companies in the compensation peer group, and (v) individual contribution to the success of the Company's financial performance. However, the 1994 Stock Incentive Plan does not provide a formulaic method for weighing these factors, and a decision to grant an award is based primarily upon the Stock Incentive Plan Committee's subjective evaluation of the past as well as the future anticipated performance and responsibilities of the individual in question.

   Deductibility of Compensation. Section 162(m) of the Internal Revenue Code denies a deduction for compensation in excess of $1 million paid to certain executive officers, unless certain performance, disclosure, and stockholder approval requirements are met. Option grants under the Company's 1994 Stock Incentive Plan are intended to qualify as "performance-based" compensation not subject to the Section 162(m) deduction limitation. In addition, the Committees believe that a substantial portion of the compensation program would be exempted from the $1 million deduction limitation. The Committees' present intention is to qualify, to the extent reasonable, the substantial portion of the executive officers' compensation for deductibility under applicable tax laws. However, the Committees reserve the right to design programs that recognize a full range of performance criteria important to the Company's success, even where compensation payable under such programs may not be deductible.

   Chief Executive Officer Compensation. The base compensation of Keith R. Guericke in 1999 was $250,000, which had been determined through negotiations between the Company and Mr. Guericke. The long-term incentive award for Mr. Guericke for 1999 was determined on the same general basis as discussed above for long-term incentive award grants to executive officers. In 1999, Mr. Guericke received a cash bonus of $150,000 and phantom stock units valued at $150,000, the value of such phantom stock units determined by multiplying the closing price of the Company's Common Stock as of January 3, 2000 by the number of phantom stock units issued to Mr. Guericke. Mr. Guericke's base salary and long-term incentive awards will be reviewed by the Committees and adjusted annually based on the criteria for all executive officers discussed above.

                                          COMPENSATION COMMITTEE OF
                                          THE BOARD OF DIRECTORS

                                           ISSIE N. RABINOVITCH
                                           GEORGE M. MARCUS
                                           ROBERT E. LARSON

Stock Price Performance Graph

   The following stock price performance graph compares the yearly percentage change in (i) the cumulative total stockholder return on the Company's Common Stock since December 31, 1994 with (ii) the cumulative total stockholder return on (a) the Standard & Poor's 500 Stock Index ("S&P 500") and (b) the Equity REIT Total Return Index prepared by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"). The stock price performance graph assumes an investment of $100 in the Company's Common Stock, the S&P 500, and in the NAREIT Equity REIT Total Return Index, on December 31, 1994. The graph also assumes the reinvestment of all dividends.

   IT SHOULD BE NOTED THAT THE FOLLOWING LINE GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

                        [PERFORMANCE GRAPH APPEARS HERE]

                                        Period Ending
                ---------------------------------------------------------------
Index           12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
-------------------------------------------------------------------------------
Essex Property
 Trust, Inc.     100.00     140.05     229.80    289.09     261.47      319.56
S&P 500          100.00     137.58     169.03    225.44     289.79      350.78
NAREIT All
 Equity REIT
 Index           100.00     115.27     155.92    187.51     154.69      147.54

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director and Executive Stock Purchase Program

   In September 1999, the Company formed a program in which directors and management of the Company can participate indirectly in an investment in the Company's Common Stock. The participants have entered into a swap agreement with a securities broker whereby the securities broker has acquired, in open market transactions, 223,475 shares of the Company's Common Stock. The agreement terminates in five years at which time the settlement amount is determined by comparing the original purchase price of the stock plus interest at a rate of LIBOR plus 1.5% to the termination date market value of the shares and all dividends received during the investment period. In certain circumstances the participants may be required to provide collateral to the securities broker. The Company has guaranteed performance of the participants with respect to any obligations relating to the swap agreement. For the specific amounts of each directors' and executive officers' participation in this program, see "Voting Securities and Principal Holders."

Marcus & Millichap Real Estate Investment Brokerage Company

   The Marcus & Millichap Real Estate Investment Brokerage Company ("M&M REIBC") is a commercial real estate brokerage firm that is a subsidiary of The Marcus & Millichap Company ("M&M"). Mr. Marcus, the Chairman of the Company, is the Chairman of M&M. In connection with the Company's 1994 initial public offering (the "IPO"), M&M REIBC, Essex Portfolio, L.P. (the "Operating Partnership"), the Company and Essex Management Corporation ("EMC") entered into an agreement (the "Brokerage Agreement") that provides that if the Company or the Operating Partnership enters into a transaction with M&M REIBC in which either of them or a third party pays a brokerage commission to M&M REIBC, a percentage of such commission, reflecting M&M REIBC's net profit, will be discounted or paid to EMC. For brokerage commissions paid to M&M REIBC in 1999, an amount of $1,831 was determined to be payable to EMC pursuant to the Brokerage Agreement. In accordance with the terms of the Brokerage Agreement, the Company submitted the calculation of M&M REIBC's net profit, as defined in such Agreement, to the Company's independent directors for their review.

   In connection with the IPO, the Company, the Operating Partnership, M&M, M&M REIBC and EMC also entered into an agreement, pursuant to which M&M REIBC agreed to provide, for ten years, real estate transaction, trend and other information to the Company and its direct and indirect subsidiaries, including the Operating Partnership and EMC. In return for the right to receive such information, the Company provided M&M, the parent company of M&M REIBC, a one-time grant of options to purchase 220,000 shares of Common Stock at the initial public offering price of $19.50 per share. The option, which began vesting one year after the completion of the IPO, became fully vested in 1999.

Pathways Loan

   In connection with the IPO, the Operating Partnership repaid the outstanding indebtedness of the 30.7% interest in the Pathways property which was not contributed to the Company. In return for such repayment, the Operating Partnership received a note in the amount of $4.8 million from the two partnerships that are co-tenants with the Operating Partnership in the Pathways property. The note bears interest at 9.0% per annum, has a maturity date of June 2001 and is secured by the co-tenants' interests in the Pathways property. For the year ended December 31, 1999, the largest principal balance owed under the note was $4,452,000. In 1999, the loan was repaid in full following the Company's acquisition of the co-tenants' interests in the Pathways property for $7,500,000.

Sale of Property

   In September 1999, the Company sold 777 California (a 45,500 square foot office building which was the Company's former headquarters) located in Palo Alto, California for a gross sales price of $18,400,000. The building was sold to an entity controlled by Mr. Marcus, the Company's Chairman, following approval by the Company's independent directors. The Company believes that this sale was made on terms no less favorable to it than could have been obtained from unaffiliated third parties.

M&M Lease

   Prior to the sale of the Company's former headquarters building, M&M leased from the Company at such building approximately 22,384 square feet of space at a monthly rent of approximately $72,352 subject to an annual cost of living adjustment. Pursuant to such lease, for fiscal year 1999, M&M paid the Company an aggregate net lease payment, including common area maintenance expenses, of $694,540.

Property Management

   The Company, through the Operating Partnership, owns all of the non-preferred voting preferred stock of EMC. During 1999, EMC received approximately $181,237 for property and asset management services for properties that are not owned by the Company but in which Mr. Marcus holds a partial ownership interest. The fees charged by EMC with respect to such properties are comparable to the fees it charges for providing property and asset management services for other properties.

Indebtedness of Management

   On April 15, 1996, December 31, 1996, December 31, 1997, December 31, 1998 and December 31, 1999 the Operating Partnership made loans to Keith Guericke, Vice Chairman of the Board, Chief Executive Officer and President of the Company, in the amount of $75,000 each. Each loan bears interest at 8% per annum, noncompounded, and are due and payable in full, together with all accrued interest, ten years after the date the loans were made. The loans were made to Mr. Guericke to pay certain tax liabilities related to Mr. Guericke's ownership of interests in the Operating Partnership. During 1999, the largest amount of the aggregate principal outstanding under the loans was $375,000. As of the Record Date, the entire principal amounts of all the loans were outstanding.

   On April 30, 1996, December 31, 1996, December 31, 1997, December 31, 1998 and December 31, 1999 the Operating Partnership made loans to Michael J. Schall, Executive Vice President and Chief Financial Officer of the Company, in the amount of $50,000 each. Each loan bears interest at 8% per annum, noncompounded, and are due and payable in full, together with all accrued interest, ten years after the date the loans were made. The loans were made to Mr. Schall to pay certain tax liabilities related to Mr. Schall's ownership of interests in the Operating Partnership. During 1999, the largest amount of the aggregate principal outstanding under the loans was $250,000. As of the Record Date, the entire principal amounts of all the loans were outstanding.

                                PROPOSAL NO. 2

          RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                     1994 STOCK INCENTIVE PLAN, AS AMENDED

GENERAL

   The Common Stockholders are being asked to act to approve an amendment to the Company's 1994 Employee Stock Incentive Plan, as amended (the "Stock Incentive Plan," or the "Plan") to increase the maximum aggregate number of shares of Common Stock available for the grant of awards under the Plan from 875,400 shares of Common Stock to 1,375,400 shares of Common Stock. As of December 31, 1999, there were outstanding options for an aggregate of 842,450 shares granted under the Plan. Thus, the Company is nearing the maximum aggregate number of shares, 875,400, available under the Plan. Consequently, the Company's Board of Directors is requesting that the Stockholders approve an amendment to the Plan to increase the number of shares available for grant.

   The Board and management believe that the Company's ability to offer equity participation to individuals by granting awards under the Plan significantly strengthens the Company's capability to attract and retain exceptional individuals, who due to their abilities and qualifications, can make valuable contributions to the Company. In addition, the Board and management believe that by further aligning the interests of key employees with the interests of stockholders and by providing an opportunity to key employees to benefit from stock price appreciation that generally accompanies improved financial performance, stockholder value can be increased.

   In 1999, the Company achieved solid increases in revenues, cash flow and Funds From Operations and was among one of the top performers in its industry. The Board and management strongly believe that by providing an incentive to contribute to the Company's financial performance through equity participation, the Plan continues to deliver substantial benefits to the Company and its stockholders and therefore is an important component of its long-term success.

   The increase in the number of shares reserved for issuance is intended to support the Company's requirements for granting stock options to both current employees and future employees.

   As of the date of this Proxy Statement, no options have been granted that would depend on the stockholders' approval of the proposed increase to shares available for option grant under the Plan. The benefits to be received pursuant to the Plan amendment by the Company's directors, executive officers and employees are not determinable at this time.

   Ratification and approval of the proposed increase requires the approval of a majority of the shares represented in person or by proxy and voting at the Annual Meeting.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                  THE STOCKHOLDERS VOTE FOR RATIFICATION AND
             APPROVAL OF THE AMENDMENT TO THE STOCK INCENTIVE PLAN

   A general description of the principal terms of the Stock Incentive Plan is set forth below. This description is qualified in its entirety by the terms of the Stock Incentive Plan, a copy of which is attached to this Proxy Statement as Exhibit A and is incorporated by reference herein. Capitalized terms not otherwise defined below have the meanings set forth in the Stock Incentive Plan.

GENERAL DESCRIPTION

   The Stock Incentive Plan provides for the grant of (i) Shares, (ii) an option, a SAR or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Common Stock of the Company or other securities issued by a Related Entity (collectively, the "Awards"). Such Awards include, without limitation, options, SARs, sales or bonuses of restricted stock, Dividend Equivalent Rights, Performance Units or Performance Shares.

   Amendment to Increase Overall Limit. Under the existing Stock Incentive Plan, the number of shares available for grant is 875,400. If the Stockholders approve Proposal No. 2, the number of shares of Common Stock available for grant under the Plan will be increased to 1,375,400 shares.

   Amendments to Section 4(b)(vi), Powers of the Administrator, and Section 6(g), Individual Option and SAR Limit. The Board, in its capacity as Administrator of the Plan, has made further amendments to the Plan. The following language has been deleted from Section 4(b)(vi), Powers of the
Administrator: "including a reduction in the exercise price (or base amount on which appreciation is measured) of any Award to reflect a reduction in the Fair Market Value of the Common Stock since the grant date of the Award." In addition, the following language has been deleted from Section 6(g), Individual Option and SAR Limit:
"For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR."

   The Board may at any time amend, suspend or terminate the Stock Incentive Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code of 1986, as amended (the "Code") the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein, the Company shall obtain stockholder approval of any amendment to the Stock Incentive Plan in such a manner and to such a degree as required.

   Other Terms. Under the Stock Incentive Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee. However, the Stock Incentive Plan permits the designation of beneficiaries by holders of incentive stock options. Other Awards shall be transferable to the extent provided in the Award agreement.

   Stock options granted under the Stock Incentive Plan may be either incentive stock options under the provisions of Section 422 of the Code, or non-qualified stock options. Incentive stock options may be granted only to employees of the Company or any parent or subsidiary corporation of the Company. Awards other than incentive stock options may be granted to employees, directors and consultants. Under the Stock Incentive Plan, Awards may be granted to such employees, directors or consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

   The Stock Incentive Plan authorizes the Administrator to select the employees, directors and consultants of the Company or any Related Entity of the Company to whom Awards may be granted and to determine the terms and conditions of any Award; however the term of an incentive stock option may not be for more than 10 years (or 5 years in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company). The Stock Incentive Plan authorizes the Administrator to grant Awards at an exercise price determined by the Administrator. In the case of incentive stock options, such price cannot be less than 100% (or 110%, in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company) of the fair market value of the Common Stock on the date the option is granted. The exercise price of non-qualified stock options cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted. The exercise price is generally payable in cash or, in certain circumstances, with a promissory note, with such documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of an Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or with shares of Common Stock. The aggregate fair market value of the Common Stock with respect to any incentive stock options that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

   The Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the agreements to be issued under the Stock Incentive Plan. Unless the Administrator determines otherwise, the vesting schedule is accelerated and all Awards become fully vested, exercisable, and released from any restrictions on transfer and repurchase or forfeiture rights in the event of a Corporate Transaction, a Change in Control or a Subsidiary Disposition, each as defined in the Stock Incentive Plan. Effective upon the consummation of the Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its parent. In the event of a Change in Control or a Subsidiary Disposition, each Award shall remain exercisable until the expiration or sooner termination of the Award term. The Stock Incentive Plan also permits the Administrator to include a provision whereby the grantee may elect at any time while an employee, director or consultant to exercise any part or all of the Award prior to full vesting of the Award.

   Under the Stock Incentive Plan, the Administrator may establish one or more programs under the Stock Incentive Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an Award. The Administrator also may establish under the Stock Incentive Plan separate programs for the grant of particular forms of Awards to one or more classes of grantees. These programs may not be established under the existing Stock Incentive Plan.

CERTAIN FEDERAL TAX CONSEQUENCES

   The following summarizes only the federal income tax consequences of stock options and shares of restricted stock granted under the Stock Incentive Plan. State and local tax consequences may differ.

   The grant of a non-qualified stock option under the Stock Incentive Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a non-qualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option price and the fair market value of the Shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the Shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the Shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

   The grant of an incentive stock option under the Stock Incentive Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an incentive stock option ("ISO") (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the Shares of Common Stock. If the optionee does not dispose of the Shares within two years after the ISO was granted, nor within one year after the ISO was exercised and Shares were purchased, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the Shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

   If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

   The "spread" under an ISO -- i.e., the difference between the fair market value of the Shares at exercise and the exercise price -- is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

   Section 162(m) of the Internal Revenue Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible to the Company only to the extent that it does not exceed $1 million. However, the Company can preserve the deductibility of certain compensation in excess of $1 million if it complies with conditions imposed by Section 162(m) of the Internal Revenue Code, including the establishment of a maximum number of shares which may be granted to any one employee during a specified time period. A limit of 100,000 shares has been established by the Company as the maximum number of shares with respect to which options and SARs may be granted to any one employee in any calendar year.

   The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the Shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the recipient. Any gain or loss on the recipient's subsequent disposition of the Shares will receive long or short-term capital gain or loss treatment depending on whether the Shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain. Recipients of restricted stock may make an election under Internal Revenue Code Section 83(b) to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the spread between the amount paid for such stock and the fair market value on date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short term capital gain. The Section 83(b) election must be made within thirty days from the time the restricted stock is issued.

                                PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   KPMG Peat Marwick LLP served as the Company's independent auditors for the fiscal year ended December 31, 1999 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending December 31, 2000. In the event that ratification of this appointment of auditors is not approved by the affirmative vote of a majority of the votes cast on the matter, then the appointment of independent auditors will be reconsidered by the Board. Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of KPMG Peat Marwick LLP as the independent auditors for the fiscal year ending December 31, 2000.

   A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                 THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE
             APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S
          INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000

                                 OTHER MATTERS

Deadline for Receipt of Stockholder Proposals

   Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefor in writing to Jordan E. Ritter, the Secretary of the Company. To be timely for the Company's 2001 Annual Meeting of Stockholders, a stockholder's notice must be received by the Secretary at the principal executive offices of the Company, no earlier than January 2, 2001 and no later than February 1, 2001. A stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and
(iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (y) the number of shares of each class of stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

   Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company not later than November 17, 2000 in order to be considered for inclusion in the Company's proxy materials for that meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received, the Company believes that for the fiscal year ending December 31, 1999, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with, except for the following late reports: one report filed by Mr. Marcus relating to three transactions, one report filed by Mr. Millichap relating to two transactions, one report filed by Mr. Randlett relating to two transactions and one report filed by each of Messrs. Brady, Downs, Larson, Martin, Rabinovitch and Smith relating to one transaction by each such person.

Other Matters

   The Board is not aware of any other matter to be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, the persons named in the enclosed proxy will act thereon according to their best judgment.

   It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors

                                          /s/ KEITH R. GUERICKE
                                          Keith R. Guericke
                                          Vice Chairman of the Board,
                                          Chief Executive Officer and
                                           President

March 23, 2000
Palo Alto, California

                                   EXHIBIT A

                          ESSEX PROPERTY TRUST, INC.
                     1994 STOCK INCENTIVE PLAN, AS AMENDED

          (amended and restated as of February 15, 2000 and formerly known as the 1994 Employee Stock Incentive Plan)

   1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

   2. Definitions. As used herein, the following definitions shall apply:

      (a)"Administrator" means the Board or any of the Committees appointed to administer the Plan.

      (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act. All references to "Affiliates" in any Award Agreement issued prior to the date of adoption by the Board of this April 3, 1997 amendment and restatement of the Plan shall be deemed to refer to Parents and Subsidiaries.

      (c) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

      (d) "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

      (e) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

      (f) "Board" means the Board of Directors of the Company.

      (g) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

         (i)the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than twenty percent (20%) of the total combined voting power of the Company's outstanding securities, or

         (ii) a change in the composition of the Board over a calendar year or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

      (h)"Code" means the Internal Revenue Code of 1986, as amended.

      (i) "Committee" means any committee appointed by the Board to administer the Plan. All references to the "Committee" in any Award Agreement shall be deemed to refer to the Administrator.

      (j) "Common Stock" means the common stock of the Company.

      (k) "Company" means Essex Property Trust, Inc., a Maryland corporation.

      (l) "Consultant" means any person who is engaged by the Company or any Related Entity to render consulting or advisory services as an independent contractor and is compensated for such services.

      (m) "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least a calendar year or (ii) have been Board members for less than a calendar year and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

      (n) "Continuous Status as an Employee, Director or Consultant" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any approved leave of absence or
(ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor in any capacity of Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

      (o) "Corporate Transaction" means any of the following stockholder-approved transactions to which the Company is a party:

         (i)a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

         (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

         (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

      (p)"Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

      (q) "Director" means a member of the Board.

      (r) "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

      (s) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

      (t) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (u) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

         (i)Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

         (ii) In the absence of an established market of the type described in
(i), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith.

      (v)"Grantee" means an Employee, Director or Consultant who receives an Award under the Plan.

      (w) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

      (x) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

      (y) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      (z) "Option" means a stock option granted pursuant to the Plan.

      (aa) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

      (bb) "Performance--Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

      (cc) "Performance Shares" means Shares or an award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

      (dd) "Performance Units" means an award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

      (ee) "Plan" means this 1994 Stock Incentive Plan, as amended and restated. All references to the "1994 Employee Stock Incentive Plan" in any Award Agreement shall be deemed to refer to the Plan.

      (ff) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds an ownership interest, directly or indirectly, and including but not limited to Summerhill Development and Marcus & Millichap Real Estate Investment Brokerage Company.

      (gg) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

      (hh) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

      (ii) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

      (jj) "Share" means a share of the Common Stock.

      (kk) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

      (ll) "Subsidiary Disposition" means the disposition by the Company of its equity holdings in any subsidiary corporation effected by a merger or consolidation involving that subsidiary corporation, the sale of all or substantially all of the assets of that subsidiary corporation or the Company's sale or distribution of substantially all of the outstanding capital stock of such subsidiary corporation.

   3. Stock Subject to the Plan.

       (a)Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is one million three hundred seventy-five thousand four hundred (1,375,400) Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

       (b) If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Award exchange program, or if any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such unissued or retained Shares shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

   4. Administration of the Plan.

       (a)Plan Administrator.

          (i)Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or
(B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

          (ii) Administration With Respect to Consultants and Other
Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

          (iii) Administration With Respect to Covered
Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

          (iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

       (b)Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

          (i)to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

          (ii) to determine whether and to what extent Awards are granted hereunder;

          (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

         (iv) to approve forms of Award Agreement for use under the Plan;

         (v) to determine the terms and conditions of any Award granted hereunder;

         (vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

         (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

         (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

         (ix)to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

      (c)Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

   5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

   6. Terms and Conditions of Awards.

      (a)Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Common Stock or other securities issued by a Related Entity. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

      (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

      (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

       (d) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

       (e) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

       (f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

       (g) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Employee in any calendar year shall be one hundred thousand (100,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an Employee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Employee.

       (h) Early Exercise. The Award may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or to any other restriction the Administrator determines to be appropriate.

       (i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

       (j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferable to the extent provided in the Award Agreement.

       (k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

   7. Award Exercise or Purchase Price, Consideration, Taxes and Reload
Options.

      (a)Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

          (i)In the case of an Incentive Stock Option:

             (A)granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

             (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          (ii)In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

          (iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          (iv) In the case of other Awards, such price as is determined by the Administrator.

      (b)Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

          (i)cash;

          (ii) check;

          (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

          (iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

          (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

          (vi) any combination of the foregoing methods of payment.

      (c)Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

      (d) Reload Options. In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee's employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

   8. Exercise of Award.

      (a)Procedure for Exercise; Rights as a Stockholder.

         (i)Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

         (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

      (b)Exercise of Award Following Termination of Employment, Director or Consulting Relationship.

         (i)An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Status as an Employee, Director or Consultant only to the extent provided in the Award Agreement.

         (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Status as an Employee, Director or Consultant for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

         (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Status as an Employee, Director or Consultant shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

      (c)Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

   9. Conditions Upon Issuance of Shares.

      (a)Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

     10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

     11.  Corporate Transactions/Changes in Control/Subsidiary Dispositions.

      (a)In the event of a Corporate Transaction, each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Award. Effective upon the consummation of the Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its Parent.

      (b) In the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control, for all of the Shares at the time represented by such Award. Each such Award shall remain so exercisable until the expiration or sooner termination of the applicable Award term.

      (c) In the event of a Subsidiary Disposition, each Award with respect to those Grantees who are at the time engaged primarily in Continuous Status as an Employee or Consultant with the subsidiary corporation involved in such Subsidiary Disposition which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Subsidiary Disposition, for all of the Shares at the time represented by such Award Each such Award shall remain so exercisable until the expiration or sooner termination of the Award term.

      (d) Notwithstanding the foregoing, the Administrator, in its discretion, may prevent the acceleration of vesting and release from any restrictions on transfer and repurchase or forfeiture rights of any outstanding Award with respect to any Corporate Transaction, Change in Control or Subsidiary Disposition.

      (e) The portion of any Incentive Stock Option accelerated under this
Section 11 in connection with a Corporate Transaction, Change in Control or Subsidiary Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

     12. Term of Plan. The Plan shall terminate on March 16, 2004 unless sooner terminated.

     13.  Amendment, Suspension or Termination of the Plan.

      (a)The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

      (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

       (c) Any amendment, suspension or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

     14.  Reservation of Shares.

       (a)The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

       (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    15. No Effect on Terms of Employment. The Plan shall not confer upon any Grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

     16. Stockholder Approval. On February 15, 2000, the Board adopted and approved an amendment to the Plan, subject to stockholder approval, to increase the maximum aggregate number of Shares that may be issued pursuant to Awards (the "Amendment"). The Amendment shall not be given effect until it shall have been approved by the Company's stockholders.

                                                                     1321-SPS-00

                                  DETACH HERE


                                     PROXY

                          ESSEX PROPERTY TRUST, INC.

                             925 EAST MEADOW DRIVE
                          PALO ALTO, CALIFORNIA 94303

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING ON APRIL 25, 2000


     Keith R. Guericke, Michael J. Schall and Jordan E. Ritter (the "Proxyholders"), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Essex Property Trust, Inc. (the "Company"), to be held on Tuesday, April 25, 2000, at 10:00 a.m., local time, and any adjournments or postponements thereof.

     Election of three directors (or if the nominee is not available for election, such substitute as the Board of Directors or the Proxyholders may designate). Nominees: GEORGE M. MARCUS, GARY P. MARTIN and WILLIAM A. MILLICHAP.

     SEE REVERSE SIDE: If you wish to vote in accordance with the Board of Directors' recommendations, just sign and date on the reverse side. You need not mark any boxes.


------------------                                            ------------------
   SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
      SIDE                                                           SIDE
------------------                                            ------------------

  [1321 - ESSWX PROPERTY TRUST][FILE NAME:ESX02A.ELX][VERSION - 4][03/01/00]
                              [orig. 02/17/00]

                                  DETACH HERE

[X] Please mark
    votes as in
    this example.

  The Board of Directors recommends a vote FOR the election of each of the Director Nominees listed on the reverse side and FOR proposals 2 and 3.

  Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxyholders will have authority to vote FOR the election of all directors, and FOR proposals 2 and 3. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Annual Meeting.

  1. Election of Directors (see reverse):

                 For                 WITHHELD
                 ALL    [_]      [_] FROM ALL
               NOMINEES              NOMINEES


  [_] ______________________________________
      For all nominees except as noted above


  2. To ratify the amendment to the         FOR        AGAINST     ABSTAIN
     Company's 1994 Stock Incentive          [_]          [_]         [_]
     Plan, as amended, to increase the
     number of shares reserved for
     issuance thereunder from 875,400 to
     1,375,400 shares

                                             FOR        AGAINST     ABSTAIN
  3. To ratify the appointment of KPMG       [_]          [_]         [_]
     Peat Marwick LLP as the Company's
     independent public auditors for
     2000.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT      [_]

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:_______________ Date:_________ Signature:______________ Date:________

ESSEX PROPERTY TRUST, INC.

     c/o EquiServe
     P.O. Box 8040
     Boston, MA 02266-8040


                          ESSEX PROPERTY TRUST, INC.
                               1999 Achievements


     . The Company increased its dividend 10% in May 1999 following an 11% increase in 1998, while the Company maintained a conservative dividend payout ratio of 66%.


     . Revenues and net operating income, reported on a same-property basis, grew by 5.3% and 7.9%, respectively. These results contributed to a 14% increase in Funds From Operations per share, placing Essex in the top tier of multifamily-REITs.


     . Based on the above, Essex was again one of the top performers within the REIT Industry, having solid increases in revenues, cash flow, and Funds From Operations.

                                       1